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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
 CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
 SECTION 305(b)(2)           |__|
___________________________
THE BANK OF NEW YORK MELLON
 (Exact name of trustee as specified in its charter)
New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
240 Greenwich Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)
___________________________
EVEREST REINSURANCE HOLDINGS, INC.
 (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	22-3263609 (I.R.S. employer identification no.)
477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey (Address of principal executive offices)	07938-0830 (Zip code)

7554088_1

EVEREST RE GROUP, LTD.
 (Exact name of obligor as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	98-0365432 (I.R.S. employer identification no.)
Seon Place- 4th Floor, 141 Front Street P.O. Box HM 845 Hamilton, HM 19, Bermuda (Address of principal executive offices)	(Zip code)

___________________________
Junior Subordinated Debt Securities of Everest Reinsurance Holdings, Inc.
and Guarantee of Everest Re Group, Ltd. of
Junior Subordinated Debt Securities of Everest Reinsurance Holdings, Inc.
 (Title of the indenture securities)
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = = = = = = = = = = = = = = = = = = = = = = = = == = = = = = = = = = =

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).
1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).
6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Woodland Park, and State of New Jersey, on the 7th day of September, 2018.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON
of 240 Greenwich Street, New York, N.Y. 10286
 And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2018, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin.........................................................................	4,755,000
Interest-bearing balances................................................	88,307,000
Securities:
Held-to-maturity securities..............................................	35,130,000
Available-for-sale securities.............................................	80,817,000
Equity securities with readily determinable fair values not held for trading	30,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices...........................	7,000
Securities purchased under agreements to resell……………………………………….....................................	13,212,000
Loans and lease financing receivables:
Loans and leases held for sale…………….........................	0
Loans and leases held for investment……………......................................................	26,893,000
LESS: Allowance for loan and lease losses………..........................................................	117,000
Loans and leases held for investment, net of allowance.....................................................................	26,776,000
Trading assets.....................................................................	2,960,000
Premises and fixed assets (including capitalized leases)............................................................	1,505,000
Other real estate owned......................................................	3,000
Investments in unconsolidated subsidiaries and associated companies..............................................	574,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,157,000
7554018_1

Other assets.........................................................................	15,589,000
Total assets.........................................................................	276,822,000
LIABILITIES
Deposits:
In domestic offices...........................................................	122,319,000
Noninterest-bearing.........................................................	68,158,000
Interest-bearing................................................................	54,161,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs...................................................	112,256,000
Noninterest-bearing.........................................................	8,168,000
Interest-bearing................................................................	104,088,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices……………………………………......................................	2,944,000
Securities sold under agreements to repurchase......................................................................	442,000
Trading liabilities.................................................................	2,490,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)…….......................	3,390,000
Not applicable
Not applicable
Subordinated notes and debentures.................................	515,000
Other liabilities....................................................................	5,048,000
Total liabilities.....................................................................	249,404,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus…………………………………...........….........................	0
Common stock.....................................................................	1,135,000
Surplus (exclude all surplus related to preferred stock)................................................................	10,917,000
Retained earnings...............................................................	16,453,000
Accumulated other comprehensive income……….............	-1,437,000
Other equity capital components…………………..................	0
Total bank equity capital....................................................	27,068,000
Noncontrolling (minority) interests in consolidated subsidiaries ………………………....................	350,000
Total equity capital..............................................................	27,418,000
Total liabilities and equity capital......................................	276,822,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Michael Santomassimo
Chief Financial Officer
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
Charles W. Scharf Samuel C. Scott Joseph J. Echevarria	Directors